As filed with the Securities and Exchange Commission on October 3, 1996
                                                   Registration No. 333-________



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933



                           DIAMOND HOME SERVICES, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                               36-3886872
    (State or other jurisdiction of               (I.R.S. Employer
    incorporation or organization)               Identification No.)

    222 CHURCH STREET, DIAMOND PLAZA
          WOODSTOCK, ILLINOIS                           60098
(Address of Principal Executive Offices)             (Zip Code)


                           DIAMOND HOME SERVICES, INC.
                           INCENTIVE STOCK OPTION PLAN

                           DIAMOND HOME SERVICES, INC.
                   1996 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of each plan)

       ANN CROWLEY PATTERSON                       (815) 334-1414
   VICE PRESIDENT-ADMINISTRATIVE
    GENERAL COUNSEL AND SECRETARY                (Telephone number,
  222 CHURCH STREET, DIAMOND PLAZA              including area code,
     WOODSTOCK, ILLINOIS  60098                 of agent for service)
(Name and address of agent for service)

                                           CALCULATION OF REGISTRATION FEE


                                                    PROPOSED MAXIMUM         PROPOSED MAXIMUM
  TITLE OF SECURITIES TO       AMOUNT TO BE        OFFERING PRICE PER       AGGREGATE OFFERING         AMOUNT OF
       BE REGISTERED            REGISTERED              SHARE(1)                 PRICE(1)           REGISTRATION FEE

 Common Stock (par value    670,000 shares(2)            $28.56                $19,135,200             $5,799.00
 $.001 per share)


(1) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based on the average of the high and low sales prices of a share of Common Stock of the Registrant on the Nasdaq National
            Market on September 27, 1996.

(2) An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plans become operative.


PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Diamond Home Services, Inc. (the "Company") are incorporated herein by reference:

     (a) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996.

     (b) The Company's prospectus dated September 5, 1996 as filed with the Commission pursuant to Rule 424(b)(1) under the Company's Registration Statement No. 333-10973.

     (c) The description of the Company's common stock, par value $.001 per share (the "Common Stock"), contained in the Company's registration statement on Form 8-A filed under the Securities Exchange Act of 1934 (File No. 000-20829), including any subsequent amendment or any report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed
Incorporated Document modifies or supersedes such statement.   Any such
statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of directors and officers under certain circumstances as set forth therein. The Company's Amended and Restated By-Laws provide that the Company shall indemnify officers and directors to the fullest extend permitted by law in the manner permissible under the laws of the State of Delaware. The Company has entered into agreements to indemnify its directors and certain officers in addition to the indemnification provided for in the Company's Amended and Restated By-Laws. The Company also maintains liability insurance for the benefit of its directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8. EXHIBITS

     Reference is made to the Exhibit Index.


ITEM 9. UNDERTAKINGS.

     The registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woodstock, Illinois on September 30, 1996.

                           DIAMOND HOME SERVICES, INC.


                           By:  /s/ Ann Crowley Patterson
                                     Ann Crowley Patterson
                                Vice President - Administration
                                 General Counsel and Secretary

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints C. Stephen Clegg, Richard G. Reece and Ann Crowley Patterson and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement and the foregoing power of attorney have been signed by the following persons in the capacities and on the dates indicated:

      SIGNATURE               TITLE                 DATE


 /s/ C. Stephen Clegg  Chairman, Chief       September 30, 1996
 C. Stephen Clegg      Executive Officer
                       and President
                       (Principal Executive
                       Officer)

 /s/ Richard G. Reece  Chief Financial       September 30, 1996
 Richard G. Reece      Officer (Principal
                       Financial and
                       Accounting Officer)


 /s/ James F. Bere, Jr. Director             September 30, 1996
 James F. Bere, Jr.


 /s/ Jacob Pollock     Director             September 30, 1996
 Jacob Pollock

 /s/ George A.Stinson  Director             September 30, 1996
 George A. Stinson



                                  EXHIBIT INDEX


EXHIBIT   DESCRIPTION OF EXHIBIT                                           PAGE
NUMBER                                                                    NUMBER

  4(a) Amended and Restated Certificate of Incorporation of the Company (Exhibit 3.1 to the Company's Registration Statement on Form S-1 declared effective by the Commission September 4, 1996, File No. 333-10973, incorporated herein by reference).

  4(b) Amended and Restated By-Laws of the Company, as currently in effect (Exhibit 3.2 to the Company's Registration Statement on Form S-1 declared effective by the Commission September 4, 1996, File No. 333-10973, incorporated herein by reference).

    5 Opinion of McDermott, Will & Emery as to the legality of the securities being registered.

 23(a)    Consent of McDermott, Will & Emery (included in its opinion filed as
          Exhibit 5).

 23(b)    Consent of Ernst & Young LLP.

 24 Power of Attorney (included with the signature page to this registration statement).